UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2005

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Letter Agreement, dated as of May 23, 2005
Press Release dated May 18, 2005

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

     In connection with the appointment by Visteon Corporation (the Company”) of Mr. Donald J. Stebbins as its President and Chief Operating Officer (the “Executive”), the Company and the Executive entered into a Letter Agreement (the “Letter Agreement”), effective as of May 23, 2005 (the “Effective Date”), regarding the terms of the Executive’s employment. The Letter Agreement provides that the Executive will receive an annual base salary of $850,000 and a sign-on bonus of $3,000,000, which may be refundable on a pro rata basis if his employment is terminated for “Cause” or without “Good Reason” (each as defined therein) prior to the third anniversary of the Effective Date.

     The Executive is also entitled to participate in the Company’s annual incentive performance cash bonus program as administered under the Visteon Corporation 2004 Incentive Plan (the “Incentive Plan”), with an annual target opportunity of 95% of his base salary based on financial performance of the company. The Executive will receive a guaranteed minimum payment of $807,500 for the 2005 program. The Executive also will participate on a pro-rata basis in the long-term incentive programs for the 2004-2006 and 2005-2007 performance periods. The Company’s long-term incentive program, as administered under the Incentive Plan, provides a target opportunity of 400% of base salary delivered in a proportion of 50% as a cash bonus opportunity, 25% in restricted stock and/or restricted stock units and 25% in stock options and/or stock appreciation rights.

     The Letter Agreement has a term of two years, with the agreement automatically renewable for successive one year terms unless either party gives written notice not less than 90 days prior to expiration that it/he does not wish to renew. If the Company gives such notice prior to the Executive’s 10th anniversary with the Company, the Executive shall be entitled to severance benefits upon termination of employment on the same basis as provided for a termination without “Cause” or resignation for “Good Reason” during the term of the agreement. If the Company gives such notice after the Executive’s 10th anniversary with the Company, the Executive shall not be entitled to such severance. The Executive retains the right to resign at any time for any reason, just as Company retains the right to sever the employment relationship at any time, with or without Cause. However, if the Executive is terminated by the Company without Cause or resigns from the Company’s employ for Good Reason during the term of this Agreement, the Executive will be entitled to the following separation benefits (provided the Executive signs a release of all claims against the Company and its representatives):

•	The Company Executive Severance Plan, which provides for one year of base salary, reimbursement of COBRA premiums for up to one year following termination, and the payment of any unexpended amounts in the Executive’s Flex Perks account under certain conditions (as disclosed in the Company’s 2005 Proxy Statement and referenced as Exhibit 10.32 to the Company’s 2004 Annual Report on Form 10-K).

     Should said termination without Cause or for Good Reason occur during the first 12 months of the Executive’s employment, in addition to the benefits described above, and subject to the same conditions, the Executive would also receive:

•	Six additional months of base salary;

•	Retention (or payment) of the Executive’s entire signing bonus;

•	Prior year earned but unpaid annual and long term performance cash; and

•	Pro-rata portion of current year annual and long-term performance cash.

     If the current Chief Executive Officer leaves his position for any reason on or after the Executive’s second anniversary with the Company, and another candidate is selected to fill that position, the Executive may elect to terminate his employment within three months of such decision or appointment, and receive the severance benefits for a termination without Cause or resignation with Good Reason, as well as immediate full vesting of any outstanding stock options or stock appreciation rights and restricted stock or restricted stock units.

     The Executive is also entitled to enter into a “change of control” agreement with the Company, which will contain provisions that are substantially similar to those provided to other officers as disclosed in the Company’s 2005 Proxy Statement and referenced as Exhibit 10.10 to the Company’s’ 2004 Annual Report on Form 10-K.

     The Executive will also be eligible to participate in the Company’s pension plan, excess benefit plan and all other qualified and nonqualified retirement plans and plans of deferred compensation, consistent with other senior officers. The Executive will be credited with two years of benefit service for each one year of actual benefit service through the Supplemental Executive Retirement Pension Plan (“SERP”). In addition, the Company will credit the Executive with an opening balance in the SERP of $1,200,000.00. The Executive’s aggregate accrued benefit payable from all qualified and nonqualified retirement plans upon retirement from the Company will not be less than the greater of the actuarial equivalent value of (a) the aggregate benefit payable to him under the Visteon Pension Plan, the SERP, and the Visteon Corporation Pension Parity Plan minus the $1,200,000.00 opening balance and interest credits attributable thereto or (b) the $1,200,000.00 SERP opening balance plus interest credits accrued to the date of retirement. The Executive shall forfeit the aforementioned benefits if, prior to his five year anniversary with the Company he is terminated by the Company for Cause (other than due to his death or “Disability”, which shall have the meaning set forth in the long term disability benefit plan of the Company in which the Executive participates), or he terminates employment with the Company for other than Good Reason.

     The Executive is eligible to participate in all benefits and perquisites maintained by the Company for senior executives or other employees, including a $1,600 per month vehicle allowance, a $50,000 annual flexible perquisite plan (available to be used for financial planning, home security, club membership or exercise facility dues, etc., and tax payments), participation in the Company’s Executive Security Program relating to use of corporate aircraft, and relocation benefits (with tax gross-up) under the Company Relocation Program. The Executive will also be entitled to enter into an Executive Retiree Health Care Agreement as disclosed in the Company’s 2005 Proxy Statement and referenced as Exhibit 10.33 to the Company’s 2004 Annual Report on Form 10-K.

     The description of the Letter Agreement is qualified by reference to the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On May 18, 2005, the Company issued a press release announcing that on May 17, 2005 its Board of Directors had appointed Mr. Donald J. Stebbins as its President and Chief Operating Officer effective as of May 23, 2005. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by this reference.

     Mr. Stebbins, 47, has been the President and Chief Operating Officer – Europe, Asia and Africa of Lear Corporation since August 2004. Before that, he was President and Chief Operating Officer — Americas of Lear Corporation since August 2002, Executive Vice President — Americas of Lear Corporation since September 2001, and Senior Vice President and Chief Financial Officer of Lear Corporation prior thereto.

     A description of the material terms of Mr. Stebbins’ employment agreement with the Company is set forth in Item 1.01 above and is incorporated herein by this reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, effective as of May 23, 2005, between Visteon Corporation and Mr. Donald J. Stebbins.

99.1	Press release dated May 18, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: May 23, 2005	By:	/s/ William G. Quigley III

William G. Quigley III
Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
10.1	Letter Agreement, effective as of May 23, 2005, between Visteon Corporation and Mr. Donald J. Stebbins.

99.1	Press Release dated May 18, 2005.